Exhibit 21.1

NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

STATE/COUNTRY OF INCORPORATION/FORMATION
1.	2520 Ridgewood GP, LLC	Texas
2.	Commercial Asset Holdings LLC	Delaware
3.	DBNC Peach Holding LLC	Delaware
4.	DBNC Peach I Trust	Delaware
5.	DBNC Peach LLC	Delaware
6.	DBNCF Circle LLC	Delaware
7.	DBNCH Circle LLC	Delaware
8.	Fortress Asset Trust	Delaware
9.	Fortress CBO Holdings I Inc.	Delaware
10.	Fortress CBO Investments I Corp.	Delaware
11.	Fortress CBO Investments I, Ltd.	Cayman Islands
12.	Fortress Realty Holdings, Inc.	Ontario
13.	Impac 1998-C1Carthage Texas, LLC	Texas
14.	Impac CMB Trust 1998-C1	Delaware
15.	Impac Commercial Assets Corporation	California
16.	Impac Commercial Capital Corporation	California
17.	Impac Commercial Holdings, Inc.	Maryland
18.	Karl S.A.	Belgium
19.	LIV Holdings LLC	Delaware
20.	NC Circle Holdings II LLC	Delaware
21.	NC Circle Holdings LLC	Delaware
22.	NCT Holdings II LLC	Delaware
23.	NCT Holdings LLC	Delaware
24.	Newcastle 2005-1 Asset-Backed Note LLC	Delaware
25.	Newcastle 2006-1 Asset-Backed Note LLC	Delaware
26.	Newcastle 2006-1 Depositor LLC	Delaware
27.	Newcastle CDO Holdings LLC	Delaware
28.	Newcastle CDO I Corp.	Delaware
29.	Newcastle CDO I, Ltd.	Cayman Islands
30.	Newcastle CDO II Corp.	Delaware
31.	Newcastle CDO II Holdings LLC	Delaware
32.	Newcastle CDO II, Ltd.	Cayman Islands
33.	Newcastle CDO III Corp.	Delaware
34.	Newcastle CDO III Holdings LLC	Delaware
35.	Newcastle CDO III, Ltd.	Cayman Islands
36.	Newcastle CDO IV Corp.	Delaware
37.	Newcastle CDO IV Holdings LLC	Delaware
38.	Newcastle CDO IV, Ltd.	Cayman Islands
39.	Newcastle CDO IX 1 Limited	Cayman Islands
40.	Newcastle CDO IX Holdings LLC	Delaware
41.	Newcastle CDO IX LLC	Delaware
42.	Newcastle CDO V Corp.	Delaware
43.	Newcastle CDO V Holdings LLC	Delaware
44.	Newcastle CDO V, Ltd.	Cayman Islands
45.	Newcastle CDO VI , Ltd.	Cayman Islands
46.	Newcastle CDO VI Corp.	Delaware
47.	Newcastle CDO VI Holding, LLC	Delaware

STATE/COUNTRY OF INCORPORATION/FORMATION
48.	Newcastle CDO VII Corp.	Delaware
49.	Newcastle CDO VII Holdings LLC	Delaware
50.	Newcastle CDO VII, Limited	Cayman Islands
51.	Newcastle CDO VIII 1, Limited	Cayman Islands
52.	Newcastle CDO VIII 2, Limited	Cayman Islands
53.	Newcastle CDO VIII Holdings LLC	Delaware
54.	Newcastle CDO VIII LLC	Delaware
55.	Newcastle CDO X Holdings LLC	Delaware
56.	Newcastle CDO X Limited	Cayman Islands
57.	Newcastle CDO X LLC	Delaware
58.	Newcastle Foreign TRS Ltd.	Cayman Islands
59.	Newcastle MH I LLC	Delaware
60.	Newcastle Mortgage Securities LLC	Delaware
61.	Newcastle Mortgage Securities Trust 2004-1	Delaware
62.	Newcastle Mortgage Securities Trust 2006-1	Delaware
63.	Newcastle Mortgage Securities Trust 2007-1	Delaware
64.	Newcastle Trust I	Delaware
65.	NIC 2 River Place LLC	Delaware
66.	NIC 4 River Place LLC	Delaware
67.	NIC Airport Corporate Center LLC	Delaware
68.	NIC Apple Valley I LLC	Delaware
69.	NIC Apple Valley II LLC	Delaware
70.	NIC Apple Valley III LLC	Delaware
71.	NIC BR LLC	Delaware
72.	NIC CNL LLC	Delaware
73.	NIC CR LLC	Delaware
74.	NIC CRA LLC	Delaware
75.	NIC CSR LLC	Delaware
76.	NIC Dayton Towne Center LLC	Delaware
77.	NIC DB LLC	Delaware
78.	NIC DBRepo LLC	Delaware
79.	NIC DP LLC	Delaware
80.	NIC GCMRepo LLC	Delaware
81.	NIC GR LLC	Delaware
82.	NIC GS LLC	Delaware
83.	NIC GSE LLC	Delaware
84.	NIC Holdings I LLC	Delaware
85.	NIC KZ LLC	Delaware
86.	NIC Mezz LLC	Delaware
87.	NIC NK LLC	Delaware
88.	NIC OTC LLC	Delaware
89.	NIC TRS Holdings, Inc.	Delaware
90.	NIC TRS LLC	Delaware
91.	NIC WL II LLC	Delaware
92.	NIC WL LLC	Delaware
93.	Steinhage B.V.	Netherlands
94.	Windsor Funding Trust	Delaware
95.	Windsor Trust	Delaware